QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Capstone Turbine Corporation:

        We consent to the incorporation by reference in the registration statements (Nos. 333-203431 and 333-179334) on Form S-3 and registration statements (Nos. 333-203432, 333-170588, 333-160049, 333-184033, and 333-180616) on Form S-8 of Capstone Turbine Corporation of our reports dated June 15, 2015, with respect to the consolidated balance sheets of Capstone Turbine Corporation as of March 31, 2015 and 2014, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 2015, and the related financial statement schedule for each of the years in the three-year period ended March 31, 2015, and the effectiveness of internal control over financial reporting as of March 31, 2015, which reports appear in the March 31, 2015 annual report on Form 10-K of Capstone Turbine Corporation.

/s/ KPMG LLP

Los Angeles, California
June 15, 2015

QuickLinks

  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM